                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                                 -----------



                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported) February 27, 1998
                                                        -----------------



                         DELMARVA POWER & LIGHT COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





    Delaware and Virginia          I-1405                  51-0084283
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(State or Other Jurisdiction    (Commission              (IRS Employer
        of Incorporation)       File Number)             Identification No.)




800 King Street, P.O. Box 231, Wilmington, Delaware            19899
---------------------------------------------------          ----------
      (Address of Principal Executive Offices)               (Zip Code)




        Registrant's Telephone Number, Including Area Code  302-429-3448
                                                            ------------




                                      None
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

 Item 5. Other Events

      On February 25, 1998, the Securities and Exchange Commission (the "Commission") issued an order approving the Application Declaration on Form U-1 previously filed by Conectiv, Inc. ("Conectiv") under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "Act"). The order approved the combination of Delmarva Power & Light Company ("Delmarva") and Atlantic Energy, Inc., ("Atlantic") pursuant to which Delmarva and its direct subsidiaries and the direct subsidiaries of Atlantic will become direct subsidiaries of Conectiv, a Delaware holding company. The merger will be effective on March 1, 1998. Conectiv also received an order from the Commission on February 26, 1998 authorizing it to engage in certain financing activities under the Act.

      The following was released by the Company and Atlantic on February 26, 1998:

                 *                     *                     *

                   Delmarva/Atlantic Merger approved by SEC,
                        Merger expected to close March 1

Wilmington, DE and Egg Harbor Township, NJ, February 26, 1998 - The merger involving Delmarva Power & Light Company and Atlantic Energy, Inc. has cleared the final regulatory hurdle in the companies plan to combine under a common holding company named Conectiv.

The federal Securities and Exchange Commission approved the merger under the Public Utility Holding Company Act in a written order dated February 25, 1998. With the SEC approval, the merger is expected to be effective March 1. The approval by the SEC follows numerous federal and state regulatory approvals, including the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission, and the public utility commissions of Delaware, New Jersey, Maryland, Pennsylvania and Virginia. The merger was originally announced August 1996.

With the completion of the merger, it is expected that shares of Conectiv Common Stock and Conectiv Class A Common Stock will begin trading on the New York Stock Exchange on March 2. The ticker symbol for Conectiv Common Stock is CIV, and CIV.A will be the symbol for Conectiv Class A stock. The merger will have no effect on Delmarva Power and Atlantic City Electric Company preferred stock, or on either company's debt securities.

"Completion of the merger will allow Conectiv to reduce its rates upon closing by over 1 percent to more than 1 million customers in our region," said Howard E. Cosgrove, Conectiv's Chairman and Chief Executive Officer. "These accomplishments will be made while continuing to provide superior customer care and service reliability. The shareholders of Conectiv will also realize long-term benefits from a larger, competitively well-positioned provider of energy, telecommunications and related products for homes and businesses in the Mid-Atlantic region. Conectiv will continue the tradition of building and maintaining community partnerships which Delmarva Power and Atlantic Electric are known for."


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
While the parent company will be named "Conectiv", for the time being the regulated utilities will be operated under their traditional names Delmarva Power and Atlantic Electric.

Conectiv will have operating revenues of over $2.5 billion and serve more than 1 million electric customers and over 100,000 gas customers in Delaware, Maryland and New Jersey. Following the merger and other internal restructuring, Conectiv will have about 3,400 employees in its core businesses. Corporate headquarters will be located in Wilmington, Delaware. A major operations facility will be constructed in Salem County, New Jersey.

Operations that will carry the "Conectiv" name include Conectiv Energy (retail energy), Conectiv Communications (telecommunications), Conectiv Solutions (energy services) and Conectiv Services (HVAC). A district heating/cooling company named Atlantic Thermal Systems will soon change to Conectiv Thermal Systems. These five operations have nearly 100,000 customers.

Conectiv Officers and Directors
As previously announced, the chairman and CEO of Conectiv will be Howard E. Cosgrove. Jerrold L. Jacobs will serve as Vice Chairman. Other key officers are Meredith I. Harlacher, Jr., President of Conectiv and head of the Energy Delivery group; Thomas S. Shaw, Executive Vice President of Conectiv and head of the Energy Supply group, Barry R. Elson, Executive Vice President of Conectiv and head of the Enterprises group, and Barbara
S. Graham, Senior Vice President and Chief Financial Officer of Conectiv.

The Board of Directors of Conectiv is made up of six directors from Atlantic Energy and eight directors from Delmarva Power. The directors are:
Howard E. Cosgrove, Jerrold L. Jacobs, Bernard J. Morgan, Cyrus T. Holley, Richard B. McGlynn, Dr. Harold J. Raveche, Kathleen MacDonnell, Michael G. Abercrombie, R. Franklin Ballotti, Robert D. Burris, Audrey K. Doberstein, Michael B. Emery, Sarah I. Gore and Weston E. Nellius.

Dividend information
It is anticipated that Conectiv initially will pay an annual dividend of $1.54 per share on its Common Stock and $3.20 per share annually on the Class A Common Stock, subject to final determination by the Conectiv Board of Directors. The Board's determination will be based upon Conectiv's results of operations, financial condition, capital requirements and other relevant considerations.

The Bank of New York has been selected as transfer agent and registrar for Conectiv stock.

Conectiv's internet address is http://www.conectiv.com

                 *                     *                     *

As previously reported by Atlantic on Form 8-K on January 6, 1998, the New Jersey Board of Public Utilities ("BPU"), on January 7, 1998, issued an order to finalize its December 30, 1997 ruling approving the petition of Atlantic City Electric Company ("ACE") and Conectiv for a transfer on Atlantic's books and records of all of the issued and outstanding shares of its common stock, which will result in the change ownership and control of ACE. Atlantic is the parent of ACE and the sole common shareholder of ACE. Pursuant to the change in control, ACE will become a wholly owned subsidiary of Conectiv. Under the terms of the order, the BPU ordered that approximately 75 percent of the total average projected $21.12 million annual merger savings for New Jersey ratepayers, or $15.75 million, be returned to customers, for an overall merger-related rate reduction of 1.7 percent. The net result of the merger related-decrease in rates, combined with the effect of a previously approved rate increase, was an annual net decrease in customers rates of approximately $10.75 million or 1.2 percent. The BPU order concluded that this entire 1.2 percent decrease should be credited towards the 5 to 10 percent rate reduction required pursuant to the BPU Restructuring Report.

On January 21, 1998, the Division of the Ratepayer Advocate ("DRA") filed a Motion for Reconsideration and Clarification of Certain Issues regarding the BPU's January 7, 1998 order. The DRA seeks clarification and reconsideration regarding (1) the BPU's determination to employ the "no harm" standard of review, rather than the "positive benefit to the public interest" standard; (2) the BPU's adoption of the Administrative Law Judge's "rounding down" in calculating 75% of the net annual merger savings; (3) the BPU's approval of the 1.2% rate decrease resulting from merger as a credit towards Atlantic's 5-10 percent rate reduction required pursuant to the BPU Restructuring Report. The DRA motion also seeks clarification from the BPU on how it calculated the requirement that Atlantic decrease its rates by an additional $9.88 million on the effective date of the merger.

The Motion for Reconsideration and Clarification of Certain Issues does not request, as an item of relief, that the approval of the merger be denied. No stay of the BPU order issued January 7, 1998 has been requested or issued. The appeal period for the BPU order, however, has not expired. The Company does not expect that the outcome from this proceeding will have a material adverse impact.








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
                                   SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               Delmarva Power & Light Company
                                               ------------------------------
                                                        (Registrant)



Date:   February 27, 1998                         /s/Barbara S. Graham
                                                  -------------------------
                                                  Barbara S. Graham
                                                  Senior Vice President and
                                                  Chief Financial Officer










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